PARK ELECTROCHEMICAL CORP.
                                                    NEWS RELEASE
Contact:  Murray Stamer                           5 Dakota Drive
                                          Lake Success, NY 11042

                                                  (516) 354-4100


        PARK ELECTROCHEMICAL REPORTS FIRST QUARTER RESULTS

LAKE  SUCCESS,  New York, June 26, 2003......Park  Electrochemical
Corp. (NYSE-PKE) reported sales of $49,970,000 for the first quarter ended June 1, 2003 compared to $56,561,000 for the first quarter of last fiscal year. Park reported a net loss of $1,051,000 for the current year's first quarter before after-tax
charges   of  $7,400,000  related  to  the  previously   announced
realignment   of  the  Company's  North  American  FR-4   business
operations and closure of its mass lamination operation in Germany, compared to a net loss of $636,000 for the first quarter of last year. Park's loss per share for the current year's first
quarter   was  $0.05  basic  and  diluted  before  the   after-tax
realignment charges of $0.38, compared to a loss per share of $0.03 basic and diluted for the first quarter of last year. For the quarter ended June 1, 2003, including realignment charges, Park reported a net loss of $8,451,000 and a basic and diluted loss per share of $0.43.

Brian Shore, Park's President and CEO, said, "From our vantage point, the global electronics manufacturing industry is essentially unchanged since we reported last year's fourth quarter on May 7, 2003. The industry continues to be in an extreme state of distress, and it seems to us that a number of electronics manufacturing companies have abandoned their strategies under the pressure of the industry devastation and have resorted to extremely short-term and maybe even short-sighted thinking and measures. Although we live and work in the same very distressed industry, we have not changed our focus or our strategy or our objectives as a company. As I report to you quarter after quarter, we are consumed every day as a people and as a company with building long-term fundamental enduring value for our business and with helping our customers succeed. We continue to have very little visibility regarding the short-term future of the global electronics industry, and we continue to have no real conviction as to when the industry will recover. As I also have reported to you numerous times, we really do not waste a lot of time speculating as to when the industry will recover. Rather, we focus every day on things which we can control, namely finding ways to enhance our business and to help our customers succeed. The realignments of our North American FR-4 operations and our Cologne, Germany operation continue as planned. Although these realignments have come with some pain because of their people impacts, we continue to strongly believe that these realignments are the right thing for the long-term future of our business and that they will help us better serve our customers in the future."

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (888) 857-6932.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 2:00 p.m. EDT on Saturday, June 28, 2003. The conference call replay can be accessed by dialing (888) 203-1112 and entering passcode 495704 or on the Company's website at www.parkelectro.com under the caption "Investor Conference Calls".

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com under the caption "Investor Conference Calls".

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to generally accepted accounting principles ("GAAP") financial measures. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude realignment charges in order to assist its shareholders and other readers in assessing the company's operating performance. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Certain portions of this press release may be deemed to constitute forward looking statements that are subject to various factors which could cause actual results to differ materially from Park's expectations. Such factors include, but are not limited to, general conditions in the electronics industry, Park's competitive position, the status of Park's relationships with its customers, economic conditions in international markets, the cost and availability of utilities, and the various factors set forth under the caption "Factors That May Affect Future Results" after Item 7 of Park's Annual Report on Form 10-K for the fiscal year ended March 2, 2003.

Park Electrochemical Corp. is a leading global designer and producer of electronic materials used to fabricate complex multilayer printed circuit boards and interconnection systems. Park specializes in advanced materials for high layer count circuit boards and high speed digital broadband telecommunications, internet and networking applications. Park's electronic materials business operates through fully integrated business units in Asia, Europe and North America. The Company's manufacturing facilities are located in Singapore, China, Germany, France, Connecticut, New York, Arizona and California. Park's electronic materials business operates under the "Nelco" name.

Additional corporate information is available on the World Wide Web at www.parkelectro.com and www.parknelco.com.

The performance table (in thousands, except per share amounts):

For the 13 weeks ended                 6/01/03   6/02/02
                                       =------   -------
    Net Sales                          $49,970   $56,561

    Net Loss:
       Net Operating Loss              $(1,051)  $  (636)
       Less: Realignment Charges        (7,400)        -
       Net Loss                        $(8,451)  $  (636)

    Loss Per Share, Basic and Diluted:
       Operating Loss                  $ (0.05)  $ (0.03)
       Less: Loss Per Share from
       Realignment Charges             $ (0.38)  $     -
       Loss Per Share                  $ (0.43)  $ (0.03)

    Shares Outstanding:
       Basic and Diluted                19,709    19,661


The comparative balance sheets (in thousands):

                                       6/01/03   3/02/03
                                       -------   -------
     ASSETS
     Current Assets
      Cash and Marketable Securities  $163,334  $162,935
        Accounts Receivable, Net        29,388    30,272
        Inventories                     11,335    12,688
        Other Current Assets             5,495     4,690

          Total Current Assets         209,552   210,585

     Fixed Assets, Net                  90,831    90,503
     Other Assets                          522       454

          Total Assets                $300,905  $301,542

     LIABILITIES and STOCKHOLDERS'
     EQUITY
     Current Liabilities
       Accounts Payable               $ 15,623  $ 15,145
       Accrued Liabilities              29,995    21,790
       Income Taxes Payable              3,443     3,376

          Total Current Liabilities     49,061    40,311

     Deferred Income Taxes               2,684     4,539
     Deferred Pension Liability and
      Other                             11,859    10,991

          Total Liabilities             63,604    55,841

     Stockholders' Equity              237,301   245,701

          Total  Liabilities and
          Shareholders' Equity        $300,905  $301,542

     Equity Per Share                   $12.01    $12.48



Detailed operating information (in thousands):
                                        13 Weeks Ended
                                        --------------
                                       6/01/03   6/02/02
Before Realignment Charges:
--------------------------
    Net Sales                         $ 49,970  $ 56,561

    Cost of Sales                       45,319    50,300
        %                                90.7%     88.9%

    Gross Profit                         4,651     6,261
        %                                 9.3%     11.1%

    Selling, General and
   Administrative Expenses               6,900     8,111
        %                                13.8%     14.4%

    Operating Loss                      (2,249)   (1,850)
        %                                -4.5%     -3.3%

    Other Income                           747       942
        %                                 1.5%      1.7%

    Pre-Tax Loss                        (1,502)     (908)
        %                                -3.0%     -1.6%

    Income Tax Benefit                    (451)     (272)
        Effective Tax Rate               30.0%     30.0%

    Net Operating Loss                  (1,051)     (636)
        %                                -2.1%     -1.1%

Realignment Charges:
-------------------
    Realignment charges                 (8,076)       -
        %                               -16.2%        -

    Income Tax Benefit                    (676)       -
        Effective Tax Rate                8.4%        -

    After Tax Realignment Charges       (7,400)       -
        %                               -14.8%        -

After Realignment Charges:
-------------------------
    Pre-Tax Loss                        (9,578)    (908)
        %                               -19.2%    -1.6%

    Income Tax Benefit                  (1,127)    (272)
        Effective Tax Rate               11.8%    30.0%

    Net Loss                          $ (8,451)  $ (636)
        %                               -16.9%    -1.1%


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